Exhibit 10.29

Principal solar, inc.

PURCHASE AND SALE AGREEMENT

Series A Convertible Preferred Stock at $4.00 per Share

1.        Purchase and Sale:

(a)     The undersigned (the “Purchaser”) hereby agrees to purchase Five Hundred Thousand (500,000) shares of restricted Series A Convertible Preferred Stock (the “Shares” or the “Preferred Stock”) of Principal Solar, Inc., a Delaware corporation (the “Company”), in accordance with the terms and conditions of (1) this Purchase and Sale Agreement (the “Agreement”), (2) the Company’s Certificate of Incorporation, as amended (the “Certificate”), which is attached hereto as Exhibit A; and (3) the Certificate of Designation (“Certificate of Designation”), which is attached hereto as Exhibit B. The Purchaser will purchase the Preferred Stock in two tranches of Two Hundred and Fifty Thousand (250,000) shares each (“Tranche 1” and “Tranche 2,” respectively).

(b)     Before this issuance of shares of Preferred Stock for Tranche 1 is made, the Purchaser must complete, execute and deliver to the Company the following:

(i)     This Agreement;

(ii)     The “Certificate of Accredited Investor Status,” attached hereto as Exhibit C; and

(iii)     The Purchaser’s wire in the amount of $1,000,000 sent according to the Company's instructions:

(c)     This Agreement for Tranche 1 is irrevocable by the Purchaser.

(d)     This Agreement for Tranche 1 is not transferable or assignable by the Purchaser.

(e)     The Offering for Tranche 1 is scheduled to close no later than May 15 at 5:00 P.M. Central Standard Time (the “Tranche 1 Closing Date”).

(f)     Purchaser shall purchase and the Company shall sell the Tranche 2 shares for an additional One Million Dollars ($1,000,000) within three (3) days of its receipt of evidence reasonably satisfactory to the Purchaser that BOTH of the following conditions have been met: (i) notification of the “effectiveness” of the Company’s Registration Statement regarding its current offering on Registration Statement Number 333-203075, and (ii) the Company’s receipt of a commitment from lenders and investors to finance the construction of Principal Sunrise (the “Tranche 2 Purchase Date”). The Company agrees to notify Purchaser promptly after the conditions described in (i) and (ii) in this Section 1(f) have been met.

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.

Exhibit 10.29

2.        Representations by Purchaser. In consideration of the Company’s issuance of the Preferred Stock in Tranche 1 and Tranche 2, Purchaser makes the following representations and warranties to the Company and to its principals, which warranties and representations shall be true and complete on both the Tranche 1 Closing Date as well as the Tranche 2 Purchase Date and will survive the closing of both Tranches:

(a)     Prior to the time of purchase of any Shares, Purchaser received a copy of the Certificate, and the Certificate of Designation. Purchaser has reviewed the Certificate, and the Certificate of Designation, and Purchaser has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify Purchaser’s understanding of the terms thereof and of the Company’s business and status thereof. Purchaser acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company has given Purchaser any information or made any representations, oral or written, other than as provided herein on which Purchaser has relied upon in deciding to invest in the Shares, including without limitation, any information with respect to future acquisitions, mergers or operations of the Company or the economic returns which may accrue as a result of the purchase of the Shares.

(b)     Purchaser acknowledges that Purchaser has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Shares.

(c)     The Shares are being purchased for Purchaser’s own account for long-term investment and not with a view to immediately re-sell the Shares. No other person or entity will have any direct or indirect beneficial interest in, or right to, the Shares.

(d)     Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the Delaware or Texas Securities Law, or any other applicable blue sky laws, in reliance, in part, on Purchaser’s representations, warranties and agreements made herein.

(e)     Other than the rights specifically set forth in this Agreement, the Certificate, and the Certificate of Designation, Purchaser represents, warrants and agrees that the Company and the officers of the Company (the “Company’s Officers”) are under no obligation to register or qualify the Shares under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

(f)     Purchaser represents that Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and Purchaser has executed the Certificate of Accredited Investor Status.

(g)     Purchaser understands that the Shares are illiquid, and until registered with the Securities Exchange Commission, or an exemption from registration becomes available, cannot be readily sold as there will not be a public market for them, and that Purchaser may not be able to sell or dispose of the Shares, or to utilize the Shares as collateral for a loan. Purchaser must not purchase the Shares unless Purchaser has liquid assets sufficient to assure Purchaser that such purchase will cause it no undue financial difficulties, and that Purchaser can still provide for current and possible personal contingencies, and that the purchase of the Shares, combined with other investments of Purchaser, is reasonable in relation to its net worth.

(h)     Purchaser understands that the right to transfer the Shares will be restricted unless the transfer is not in violation of the Securities Act, the Delaware or Texas Securities Law, and any other applicable state securities laws (including investment suitability standards.

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.

Exhibit 10.29

(i)     Purchaser has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Shares, and have done so, to the extent Purchaser considers necessary.

(j)     Purchaser acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Purchaser of an investment in the Company. Purchaser will look solely to and rely upon its own advisers with respect to the tax consequences of this investment

(k)     All information which Purchaser has provided to the Company concerning Purchaser, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Investor Status, is truthful, accurate, correct, and complete as of the date set forth herein.

(l)     Each certificate or instrument representing securities issuable pursuant to this Agreement will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3.        Representations and Warranties by the Company. The Company represents and warrants that:

(a)     Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

(b)     No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, by-laws or other organizational documents of the Company; (ii) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to the Company; (iii) require the consent or waiver of, notice to or other action by any person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject or any permit affecting the properties, assets or business of the Company; or (iv) result in the creation or imposition of any encumbrance other than on any properties or assets of the Company. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.

Exhibit 10.29

(c)     SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Company has previously disclosed in its SEC Reports that it had “blank check preferred” stock available for issuance and has recently discovered that this disclosure was not correct. Except as listed herein, as of the date hereof, the Company is not aware of any event occurring on or prior to the date hereof, or that is reasonably expected to occur prior to the closing of the transaction contemplated by the Transaction Documents, that requires the filing of a Form 8-K after the closing of the transaction contemplated by the Transaction Documents. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Reports. The SEC Reports included all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“SOX”), and the internal control report and attestation of the Company’s outside auditors to the extent required by Section 404 of SOX. As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the SEC Reports other than a verbal comment to the Company’s Registration Statement regarding its current offering on Registration Statement 333-203075 (the “Registration Statement”) that the Company will respond to in its next amendment to the Registrations. Other than the Registration Statement, none of the SEC Reports is the subject of an SEC review.

(d)     Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except as contemplated by this Agreement, and (iii) the Company has not issued any new securities. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company that has not been disclosed. Fur purposes hereof, “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and each subsidiary.

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.

Exhibit 10.29

Outstanding Stock. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer, except for applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. The Shares will be issued in compliance with all applicable federal and state securities laws.

Authority; Enforceability. This Agreement, the Certificate, and the Certificate of Designation delivered together with this Agreement or in connection herewith have been duly authorized, executed, and delivered by the Company and are valid and binding agreements, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, the Certificate, and the Certificate of Designation and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

(e)     Legal Proceedings. Except as disclosed in an SEC Report, there are no legal actions pending or, threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any affiliate thereof and relating to the Company). There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

(f)     Compliance with Laws; Permits. The Company has complied, and is now complying, with all laws applicable to it or its business, properties or assets. All permits and licenses required for the Company to conduct its business have been obtained by it and are valid and in full force and effect.

(g)     No Liens. Other than with respect to the liens securing the indebtedness held by Alpha Capital Anstalt (“Alpha Capital”) and Bridge Bank, National Association ("Bridge Bank"), the property and assets that the Company and each subsidiary owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s and each subsidiary ownership or use of such property or assets.

(h)     Full Disclosure.  As of the date hereof, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of the Company that has not been disclosed to Purchaser by Company. No representation or warranty by the Company in this Agreement or any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.

Exhibit 10.29

4.        Covenants. The parties hereto make the following covenants:

(a)     Usury. It is the intent of Purchaser and the Company, that in the event that the Shares are redeemed following an Event of Default (as defined in the Certificate of Designation), or the purchase of the Shares otherwise is treated as debt, in such case, to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Agreement and or other agreement between the parties exceed the highest lawful interest rate permitted under applicable law (the “Maximum Lawful Rate”). If Purchaser shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing to the Purchaser in the inverse order of its maturity and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All amounts paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the transaction so that the amount of interest on account of such obligation does not exceed the Maximum Lawful Rate. As used in this Section, the term “applicable law” shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

(b)     Expenses. The Company will bear its own expenses and the reasonable expenses of the Purchaser (including legal counsel) incurred in connection with the transaction.

(c)     Qualified IPO. The Company agrees to cause the Qualified IPO (as defined in the Certificate of Designation) shall occur on or before July 1, 2015, with proceeds sufficient to fully redeem the Shares at the Preference Amount as defined in the Certificate of Designation). Any failure to comply with this covenant shall be an Event of Default (as defined in the Certificate of Designation).

(d)     SEC Reports. The Company agrees to file all necessary SEC Reports required by the transactions contemplated by this Agreement.

(e)     Use of Proceeds. The Company agrees that it use the proceeds from the sale of the Shares to pay off certain debt of the Company owes to Joyce Hodges, for project development and for other general corporate purposes.

(f)     Seniority. Within five (5) business days following purchase of the Shares any holder of debt, other than Alpha Capital, Bridge Bank and debt evidencing the financing of insurance premiums shall enter into a subordination agreement, in form and substance reasonably satisfactory to the Purchaser, subordinating such indebtedness with respect to payment and rights to the redemption of the Shares.

(g)     Further Assurances. Subject to the limitations set forth herein, each of the parties hereto shall use its best efforts to take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement. The parties hereto shall, and shall cause their respective affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and shall take such further actions, as may be necessary or appropriate to make effective the transactions contemplated by this Agreement.

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.

Exhibit 10.29

Agreement to Indemnify. Each party hereto (for the purposes of this Section, the “Indemnifying Party”) agrees to indemnify and hold harmless the other party, its principals, officers, directors attorneys, and agents, (each an “Indemnified Party”) from any and all damages, costs and expenses (including actual attorneys’ fees) which such Indemnified Party may incur: (i) by reason of the Indemnifying Party’s failure to fulfill any of the terms and conditions of this Agreement, and (ii) by reason of the Indemnifying Party’s breach of any of representations, warranties, covenants or agreements contained herein (including, without limitation, the Certificate of Accredited Investor Status). The parties hereto further agree and acknowledge that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Shares.

Agreement Binding on Heirs, etc. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Purchaser.

Execution Authorized. The undersigned has been duly authorized and empowered to legally execute this Agreement and all other instruments in connection with the purchase of the Shares .

Adoption of Terms and Provisions. Each of the Purchaser and the Company hereby adopts, accepts and agrees to be bound by all the terms and provisions hereof.

5.        Governing Law; Venue. This Agreement shall be construed in accordance with the laws of the State of Delaware. Each party hereto agrees that any suit, action or proceeding brought by a party against the other in connection with or arising from this Agreement (a “Judicial Action”) shall be brought against any of the parties only in the state and federal courts having jurisdiction in the city of Atlanta, Georgia and each of the parties hereto hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate court) in any such Judicial Action and waives any objection to venue laid therein. Process in any such Judicial Action proceeding may be served on any party anywhere in the world.

6.        Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Faxed or emailed copies of this Agreement or executed pages hereof shall be accepted for all purposes as originals thereof.

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.

Exhibit 10.29

WHEREAS, the parties have executed this Agreement on May 15, 2015.

PURCHASER

SMCDLB, LLC

a Georgia limited liability company

By:      /s/ Dan Brooks

       Dan Brooks

       Chief Executive Officer

“COMPANY”

Principal Solar, Inc.,

a Delaware Corporation

By:     /s/ Micahel Gorton

Michael Gorton

Chief Executive Officer

Address for notice:

Principal Solar, Inc.

2560 King Arthur Blvd Suite 124 PMB 65

Lewisville, TX 75056

                Attn: Michael Gorton, CEO

Purchaser’s Initials	Purchase and Sale Agreement Principal Solar, Inc.